                                                                      EXHIBIT 21
                                                                     PAGE 1 OF 1


                               THOMAS GROUP, INC.
                          SUBSIDIARIES OF THE COMPANY



                                                        JURISDICTION OF
                SUBSIDIARY                               INCORPORATION
     -----------------------------------     -----------------------------------
             Thomas Group GmbH                             Germany
      Thomas Group (Switzerland) GmbH                    Switzerland
      Thomas Group of Louisiana, Inc.                      Delaware
      Thomas Group Acquisition Corp.                       Delaware
     Thomas Group Acquisition Corp. II                     Delaware
        Thomas Group Asia Pte. Ltd.                       Singapore